CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2021 OPERATING RESULTS

Houston, Texas (April 29, 2021) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2021. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2021 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended
	March 31
Per Diluted Share	2021	2020
EPS	$0.31	$0.43
FFO	$1.24	$1.35
AFFO	$1.12	$1.20

	Quarterly Growth	Sequential Growth
Same Property Results	1Q21 vs. 1Q20	1Q21 vs. 4Q20
Revenues	(0.4)%	0.1%
Expenses	5.4%	0.3%
Net Operating Income ("NOI")	(3.5)%	0.1%

Same Property Results	1Q21	1Q20	4Q20
Occupancy	96.0%	96.0%	95.5%

For 2021, the Company defines same property communities as communities owned and stabilized since January 1, 2020, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

April Collections

Same Property Scheduled Rents*	April 2021	April 2020	1Q21	1Q20
Collected	98.0%	94.3%	98.4%	97.9%
Deferred/Payment Plan Arranged	—%	2.5%	—%	—%
Delinquent	2.0%	3.2%	1.6%	2.1%

*Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectable are recorded against property revenues.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Signed (1) (2)	April 2021*	April 2020	1Q21(2)	1Q20(2)
New Lease Rates	4.5%	(2.5)%	(0.8)%	0.4%
Renewal Rates	4.7%	0.1%	3.4%	4.3%
Blended Rates	4.6%	(0.8)%	1.2%	2.5%

New Leases	1,692	1,366	1,734	1,529
Renewals	1,590	2,568	1,604	1,768
Total Leases	3,282	3,934	3,338	3,297

New Lease and Renewal Data - Date Effective (3) (4)	April 2021*	April 2020	1Q21(4)	1Q20(4)
New Lease Rates	1.7%	(1.4)%	(2.2)%	0.2%
Renewal Rates	3.1%	4.4%	2.9%	4.8%
Blended Rates	2.4%	2.1%	0.2%	2.4%

New Leases	1,456	1,124	1,539	1,463
Renewals	1,464	1,720	1,378	1,405
Total Leases	2,920	2,844	2,917	2,868

*Data as of April 26, 2021
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) Data represents average monthly leases signed during the period.
(3) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.
(4) Data represents average monthly leases effective during the period.

Occupancy and Turnover Data	April 2021*	April 2020	1Q21	1Q20
Occupancy	96.6%	95.5%	96.0%	96.0%
Annualized Gross Turnover	47%	47%	45%	46%
Annualized Net Turnover	37%	37%	35%	37%

*Data as of April 26, 2021

Development Activity
During the quarter, construction commenced at Camden Durham in Durham, NC, and leasing began at two communities: Camden Lake Eola in Orlando, FL, and Camden Buckhead in Atlanta, GA. Subsequent to quarter-end, leasing began at Camden Hillcrest in San Diego, CA.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 4/26/2021
Camden Downtown I	Houston, TX	271	$131.5	72%
Camden RiNo	Denver, CO	233	78.9	96%
Camden Cypress Creek II (JV)	Cypress, TX	234	31.9	87%
Total		738	$242.3

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/26/2021
Camden North End II	Phoenix, AZ	343	$90.0	48%
Camden Lake Eola	Orlando, FL	360	125.0	11%
Camden Buckhead	Atlanta, GA	366	160.0	15%
Camden Hillcrest	San Diego, CA	132	95.0	3%
Camden Atlantic	Plantation, FL	269	100.0
Camden Tempe II	Tempe, AZ	397	115.0
Camden NoDa	Charlotte, NC	387	105.0
Camden Durham	Durham, NC	354	120.0
Total		2,608	$910.0

Liquidity Analysis
As of March 31, 2021, Camden had approximately $1.2 billion of liquidity comprised of approximately $333 million in cash and cash equivalents and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and at quarter-end had $358 million left to fund under its existing wholly-owned development pipeline.
As of March 31, 2021, Camden had outstanding letters of credit totaling approximately $12 million, which reduced the availability under its unsecured credit facility to $888 million.

Earnings Guidance
Camden updated its earnings guidance for 2021 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2021 as detailed below.

	2Q21	2021	2021 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.25 - $0.31	$0.84 - $1.14	$0.99	$0.91	$0.08
FFO	$1.22 - $1.28	$4.94 - $5.24	$5.09	$5.00	$0.09

		2021	2021 Midpoint
Same Property Growth		Range	Current	Prior	Change
Revenues		0.85% - 2.35%	1.60%	0.75%	0.85%
Expenses		3.50% - 4.30%	3.90%	3.50%	0.40%
NOI		(1.10)% - 1.60%	0.25%	(0.85)%	1.10%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2021 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, April 30, 2021 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 4025578
Webcast: https://services.choruscall.com/links/cpt210430.html

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 167 properties containing 56,851 apartment homes across the United States. Upon completion of 8 properties currently under development, the Company’s portfolio will increase to 59,459 apartment homes in 175 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 14 consecutive years, most recently ranking #8. The Company also received a Glassdoor Employees' Choice Award in 2020, ranking #25 for large U.S. companies.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
OPERATING DATA

Property revenues (a)	$267,568	$265,879

Property expenses
Property operating and maintenance	63,479	59,956
Real estate taxes	37,453	34,180
Total property expenses	100,932	94,136

Non-property income
Fee and asset management	2,206	2,527
Interest and other income	332	329
Income/(loss) on deferred compensation plans	3,626	(14,860)
Total non-property income	6,164	(12,004)

Other expenses
Property management	6,124	6,527
Fee and asset management	1,132	843
General and administrative	14,222	13,233
Interest	23,644	19,707
Depreciation and amortization	93,141	91,859
Expense/(benefit) on deferred compensation plans	3,626	(14,860)
Total other expenses	141,889	117,309

Gain on sale of land	—	382
Equity in income of joint ventures	1,914	2,122
Income from continuing operations before income taxes	32,825	44,934
Income tax expense	(352)	(467)
Net income	32,473	44,467
Less income allocated to non-controlling interests	(1,126)	(1,183)
Net income attributable to common shareholders	$31,347	$43,284

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$32,473	$44,467
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	373	366
Comprehensive income	32,846	44,833
Less income allocated to non-controlling interests	(1,126)	(1,183)
Comprehensive income attributable to common shareholders	$31,720	$43,650

PER SHARE DATA

Total earnings per common share - basic	$0.31	$0.43
Total earnings per common share - diluted	0.31	0.43

Weighted average number of common shares outstanding:
Basic	99,547	99,298
Diluted	99,621	99,380
(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2021, we recognized $267.6 million of property revenue which consisted of approximately $235.8 million of rental revenue and approximately $31.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $265.9 million recognized for the three months ended March 31, 2020, made up of approximately $236.6 million of rental revenue and approximately $29.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $7.7 million and $6.9 million for the three months ended March 31, 2021 and 2020, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$31,347	$43,284
Real estate depreciation and amortization	90,707	89,511
Adjustments for unconsolidated joint ventures	2,599	2,242
Income allocated to non-controlling interests	1,126	1,282
Funds from operations	$125,779	$136,319

Less: recurring capitalized expenditures (a)	(12,680)	(14,825)

Adjusted funds from operations	$113,099	$121,494

PER SHARE DATA
Funds from operations - diluted	$1.24	$1.35
Adjusted funds from operations - diluted	1.12	1.20
Distributions declared per common share	0.83	0.83

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	101,341	101,128

PROPERTY DATA
Total operating properties (end of period) (b)	167	164
Total operating apartment homes in operating properties (end of period) (b)	56,851	56,112
Total operating apartment homes (weighted average)	49,439	49,017

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
ASSETS
Real estate assets, at cost
Land	$1,233,937	$1,225,214	$1,216,942	$1,206,656	$1,206,130
Buildings and improvements	7,863,707	7,763,748	7,677,676	7,597,165	7,547,150
	9,097,644	8,988,962	8,894,618	8,803,821	8,753,280
Accumulated depreciation	(3,124,504)	(3,034,186)	(2,944,769)	(2,857,124)	(2,770,848)
Net operating real estate assets	5,973,140	5,954,776	5,949,849	5,946,697	5,982,432
Properties under development, including land	541,958	564,215	522,664	514,336	467,288
Investments in joint ventures	18,800	18,994	20,992	21,735	22,318
Total real estate assets	6,533,898	6,537,985	6,493,505	6,482,768	6,472,038
Accounts receivable – affiliates	19,502	20,158	20,152	21,432	20,344
Other assets, net (a)	213,126	216,276	217,534	211,823	196,544
Cash and cash equivalents	333,402	420,441	589,614	601,584	22,277
Restricted cash	4,105	4,092	3,918	4,093	4,367
Total assets	$7,104,033	$7,198,952	$7,324,723	$7,321,700	$6,715,570

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,167,557	$3,166,625	$3,225,799	$3,224,871	$2,606,876
Accounts payable and accrued expenses	159,111	175,608	183,654	167,453	156,841
Accrued real estate taxes	33,155	66,156	87,159	62,499	32,365
Distributions payable	84,282	84,147	84,137	84,138	84,112
Other liabilities (b)	185,852	189,829	177,967	172,172	164,052
Total liabilities	3,629,957	3,682,365	3,758,716	3,711,133	3,044,246

Equity
Common shares of beneficial interest	1,070	1,069	1,068	1,068	1,069
Additional paid-in capital	4,588,056	4,581,710	4,577,813	4,574,387	4,569,995
Distributions in excess of net income attributable to common shareholders	(842,628)	(791,079)	(737,556)	(689,809)	(623,570)
Treasury shares	(335,511)	(341,412)	(341,831)	(341,637)	(342,778)
Accumulated other comprehensive income (loss) (c)	(5,010)	(5,383)	(5,431)	(5,797)	(6,163)
Total common equity	3,405,977	3,444,905	3,494,063	3,538,212	3,598,553
Non-controlling interests	68,099	71,682	71,944	72,355	72,771
Total equity	3,474,076	3,516,587	3,566,007	3,610,567	3,671,324
Total liabilities and equity	$7,104,033	$7,198,952	$7,324,723	$7,321,700	$6,715,570

(a) Includes net deferred charges of:	$2,031	$2,299	$2,686	$3,031	$3,399

(b) Includes deferred revenues of:	$256	$284	$314	$344	$375

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2021	2020
Net income attributable to common shareholders	$31,347	$43,284
Real estate depreciation and amortization	90,707	89,511
Adjustments for unconsolidated joint ventures	2,599	2,242
Income allocated to non-controlling interests	1,126	1,282
Funds from operations	$125,779	$136,319

Less: recurring capitalized expenditures	(12,680)	(14,825)

Adjusted funds from operations	$113,099	$121,494

Weighted average number of common shares outstanding:
EPS diluted	99,621	99,380
FFO/AFFO diluted	101,341	101,128

	Three Months Ended March 31,
	2021	2020
Total Earnings Per Common Share - Diluted	$0.31	$0.43
Real estate depreciation and amortization	0.89	0.89
Adjustments for unconsolidated joint ventures	0.03	0.02
Income allocated to non-controlling interests	0.01	0.01
FFO per common share - Diluted	$1.24	$1.35

Less: recurring capitalized expenditures	(0.12)	(0.15)

AFFO per common share - Diluted	$1.12	$1.20

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	2Q21	Range	2021	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.25	$0.31	$0.84	$1.14
Expected real estate depreciation and amortization	0.93	0.93	3.95	3.95
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to non-controlling interests	0.01	0.01	0.05	0.05
Expected FFO per share - diluted	$1.22	$1.28	$4.94	$5.24

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 12 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2021	2020
Net income	$32,473	$44,467
Less: Fee and asset management income	(2,206)	(2,527)
Less: Interest and other income	(332)	(329)
Less: (Income)/loss on deferred compensation plans	(3,626)	14,860
Plus: Property management expense	6,124	6,527
Plus: Fee and asset management expense	1,132	843
Plus: General and administrative expense	14,222	13,233
Plus: Interest expense	23,644	19,707
Plus: Depreciation and amortization expense	93,141	91,859
Plus: Expense/(benefit) on deferred compensation plans	3,626	(14,860)
Less: Gain on sale of land	—	(382)
Less: Equity in income of joint ventures	(1,914)	(2,122)
Plus: Income tax expense	352	467
NOI	$166,636	$171,743

"Same Property" Communities	$150,483	$155,954
Non-"Same Property" Communities	14,155	14,427
Development and Lease-Up Communities	1,440	(75)
Dispositions/Other	558	1,437
NOI	$166,636	$171,743

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2021	2020
Net income attributable to common shareholders	$31,347	$43,284
Plus: Interest expense	23,644	19,707
Plus: Depreciation and amortization expense	93,141	91,859
Plus: Income allocated to non-controlling interests	1,126	1,183
Plus: Income tax expense	352	467
Less: Gain on sale of land	—	(382)
Less: Equity in income of joint ventures	(1,914)	(2,122)
Adjusted EBITDA	$147,696	$153,996
Annualized Adjusted EBITDA	$590,784	$615,984
.

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2021	2020
Unsecured notes payable	$3,167,246	$2,633,950
Total debt	3,167,246	2,633,950
Less: Cash and cash equivalents	(289,901)	(20,184)
Net debt	$2,877,345	$2,613,766
Net Debt to Annualized Adjusted EBITDA:

	Three months ended March 31,
	2021	2020
Net debt	$2,877,345	$2,613,766
Annualized Adjusted EBITDA	590,784	615,984
Net Debt to Annualized Adjusted EBITDA	4.9x	4.2x